VERSUS TECHNOLOGY, INC.
                       A Delaware Corporation


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     to be held on April 19, 2002


To the Shareholders of Versus Technology, Inc.:

The Annual Meeting of Shareholders of Versus Technology, Inc. (the "Company") will be held at the Bayshore Resort, 833 E. Front Street, Traverse City, Michigan 49686, on Friday, April 19, 2002, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

  1. To elect four (4) directors of the Company to serve until the next succeeding Annual Meeting of Shareholders and until their successors have been elected and have qualified.

  2. To transact such other business as may properly come before the meeting or any adjournments.

Only Shareholders of record at the close of business on the 4th day of March 2002 are entitled to notice of and to vote at this meeting.

The Company's 2001 Annual Report to Shareholders is enclosed.

PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE
ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.





                                By Order of the Board of Directors
                                Anne Kubo, Corporate Secretary



March 14, 2002






                          VERSUS TECHNOLOGY, INC.

                          Corporate Headquarters:

                          2600 Miller Creek Road
                       Traverse City, Michigan 49684
                      Telephone Number:  (231) 946-5868


                             PROXY STATEMENT

General

This Proxy Statement is furnished to the Shareholders of Versus Technology, Inc. ("Versus" or the "Company") in connection with the solicitation of Proxies by order of the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on April 19, 2002, at 9:00 a.m., Eastern Daylight Time, at the Bayshore Resort, 833 E. Front Street, Traverse City, Michigan 49686, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The approximate date on which this Proxy Statement, the enclosed Proxy, and the Company's 2001 Annual Report to Shareholders will be first sent or given to Shareholders is March 20, 2002.

The enclosed Proxy is being solicited on behalf of the Board of Directors of the Company, and all costs of solicitation will be borne by the Company. Such costs include preparation, printing, and mailing of the Notice of Annual Meeting of Shareholders, Form of Proxy, Proxy Statement, and Annual Report, which are herein enclosed. The solicitation will be conducted principally by mail, although Directors, Officers, and regular employees of the Company may solicit Proxies personally or by telephone, e-mail, or facsimile. Such persons will not receive special compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

You are requested to mark, sign, and date the accompanying Proxy and return it in the envelope provided. Proxies in such form, if duly signed and received in time for the voting, will be voted in accordance with the directions of each Shareholder. The proxy holders identified on the Proxy have been selected by the Board of Directors. The proxy holders shall have the discretionary authority to vote for the election of Directors from among the nominees standing for election (except as otherwise instructed by a Shareholder in the accompanying Proxy) and on any other matters that may properly come before the Annual Meeting of Shareholders.

If the enclosed Proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company. The Proxy shall also be deemed revoked if a Shareholder is present at the Meeting and elects to vote in person.

Each holder of the Company's common stock, par value $0.01 (the "Common Stock") at the close of business on March 4, 2002 (the "Record Date"), is entitled to one vote per share on each matter that comes before the meeting. With respect to the election of Directors, a vote of a plurality of the number of shares voting is required for election. Abstentions will be counted as votes cast, but Proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter to be voted upon where such instruction is given.

At the close of business on March 4, 2002, there were outstanding 45,596,144 shares of Common Stock, the only class of stock outstanding.



               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by any person who, as of March 4, 2002, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of the outstanding Common Stock of the Company (to date, the Company has not issued any shares of Preferred Stock):

 Name and Address of            Amount and Nature of      Percentage of Class
  Beneficial Owner              Beneficial Ownership         Outstanding
----------------------------  -------------------------  --------------------
Gary T. Gaisser
c/o Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI 49684             8,495,470 (1)                 18.0%

David L. Gray
c/o Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI 49684             6,844,000 (2)                 13.1%

Hillenbrand Industries, Inc.
700 State Route 46 East
Batesville, Indiana 47006           5,000,000 (3)                 10.4%

William Harris Investors
2 North LaSalle Street,
Suite 400
Chicago, IL 60602                   3,460,000 (4)                  7.6%

James D. Ross, Esq.
c/o Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI 49684             3,186,000 (5)                  6.9%


(1) Of these shares, 200,000 are acquirable on conversion of a debenture held by Mr. Gaisser, and 1,326,000 shares are acquirable currently or within 60 days by Mr. Gaisser upon exercise of outstanding options issued by Versus.


(2) This total includes 564,000 shares that are acquirable currently or within 60 days by Mr. Gray upon exercise of outstanding options issued by Versus and 6,000,000 shares currently acquirable on conversion of outstanding debentures held by a limited liability company of which Mr. Gray is the Managing Director.

(3) This total includes 2,500,000 shares that are currently acquirable by Hillenbrand Industries, Inc. upon exercise of an outstanding warrant issued by Versus.

(4) As reported on Schedule 13G/A filed February 15, 2002.

(5) This total includes 491,000 shares acquirable currently or within 60 days by Mr. Ross upon exercise of outstanding options issued by Versus.

Security Ownership of Management

The following table sets forth as of March 4, 2002, the beneficial ownership of Versus' Common Stock by all Directors, nominees, and named Executive Officers of and by all the Directors, nominees, and Executive Officers of Versus as a group:


                                             Amount and Nature   Percentage of
 Name of Beneficial      Position(s) with      of Beneficial        Class
      Owner               the Company(1)        Ownership(1)     Outstanding
---------------------  --------------------  ------------------  -------------
Gary T. Gaisser        President and Chief
                       Executive Officer
                       and Director             8,495,470 (2)        18.0%

David L. Gray          Director                 6,844,000 (3)        13.1%

James D. Ross, Esq.    Director                 3,186,000 (4)         6.9%

Julian C. Schroeder    Director                 1,587,334 (5)         3.4%

All Executive Officers
and directors as a group
(7 persons)                                    20,828,589 (6)        37.5%



(1) Each Director has sole voting and investment power as to all shares reflected as beneficially owned by him, except as otherwise noted. Messrs. Gaisser, Schroeder, Gray, and Ross are all of the Company's present Directors.

(2) Of these shares, 200,000 are acquirable on conversion of a debenture held by Mr. Gaisser, and 1,326,000 shares are acquirable currently or within 60 days by Mr. Gaisser upon exercise of outstanding options issued by Versus.

(3) This total includes 564,000 shares that are acquirable currently or within 60 days by Mr. Gray upon exercise of outstanding options issued by Versus and 6,000,000 shares currently acquirable on conversion of outstanding debentures held by a limited liability company of which Mr. Gray is the Managing Director.

(4) This total includes 491,000 shares acquirable currently or within 60 days by Mr. Ross upon exercise of outstanding options issued by Versus.

(5) Of these shares, 400,000 are acquirable on conversion of a debenture held by Mr. Schroeder, and 418,000 shares are acquirable currently or within 60 days by Mr. Schroeder upon the exercise of an outstanding option issued by Versus.

(6) This total includes 9,932,710 shares acquirable currently or within 60 days under outstanding warrants, options, and convertible debentures.




                                PROPOSAL ONE

                          ELECTION OF DIRECTORS

General

The Shareholders are being asked to elect four Directors, who will comprise the entire Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are all current members of the Board of Directors who were elected by the Shareholders at the previous Annual Meeting of Shareholders. In the event that any nominee for Director should become unavailable, which event the Board of Directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed Proxy for such substitute nominee as may be nominated by the Board of Directors, unless otherwise directed by the Shareholder in the Proxy.

The Board has a Compensation Committee, presently consisting of Mr. Ross, Chairman, Mr. Gray, and Mr. Schroeder, which administers the Company's stock option plans and reviews employee compensation and benefits. The
Compensation Committee met one time in person during the fiscal year ended October 31, 2001.

The Board also has an Audit Committee, presently consisting of Mr. Schroeder, Chairman, Mr. Gray, and Mr. Ross. The Audit Committee meets with the Company's Officers and the independent auditors to review the Company's annual audit and financial statements. The Audit Committee met nine times in person or telephonically during the fiscal year ended October 31, 2001.

The Board also has an Executive Committee, presently consisting of Mr. Gray, Chairman, Mr. Gaisser, Mr. Ross, and Mr. Schroeder, which oversees all of the Board's functions on a more frequent basis, reviews, designs, and adopts Versus' strategy, and oversees and pursues the implementation of that strategy. In addition, the Executive Committee serves to provide the President and CEO of the Company with more efficient access to Board members for purposes of seeking guidance and decision making with respect to emerging business issues. The Executive Committee met four times in person or telephonically during the fiscal year ended October 31, 2001.

The Board has not established a separate nominating committee as nominations are considered and made by the Board as a whole. The Board will consider nominees for the Board of Directors recommended by Shareholders. Shareholders desiring to make such recommendations should write directly to the Board at the Company's executive offices at 2600 Miller Creek Road, Traverse City, Michigan 49684.

The Board of Directors met six times in person or telephonically during the fiscal year ended October 31, 2001. During that fiscal year, each of the incumbent Directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he has been a Director and (2) the total number of meetings held by all Committees of the Board on which he served during the period that he served.

Information Concerning Directors and Nominees for Director

The Board of Directors presently consists of Gary T. Gaisser, David L. Gray, James D. Ross, Esq., and Julian C. Schroeder. The Board has nominated Messrs. Gaisser, Gray, Ross, and Schroeder to serve on the Board for a term of one year or until their successors are elected and qualified.

The following information is furnished with respect to the nominees for Directors of the Company:


Nominees for Director        Age     Position(s) with the Company
-------------------------  --------  ------------------------------
Gary T. Gaisser               50     Director, President and
                                     Chief Executive Officer

Julian C. Schroeder           54     Director

David L. Gray                 53     Director

James D. Ross, Esq.           53     Director


Gary T. Gaisser has served as President and Chief Executive Officer of Versus since January 1995, and has served as a Director of Versus since April 1995.

Julian C. Schroeder has served as a Director of Versus since August 1994. Since May 2000, Mr. Schroeder has been a principal and founding partner of Credit Renaissance Partners, LLC, a firm engaged in investment management. From March 1997 through April 2000, Mr. Schroeder served as the director of International Fixed Income Research at Schroder & Co., Inc., a registered broker-dealer.

David L. Gray, CPA, has served as a Director of Versus since April 1998. He is President and Director of Tortola Enterprises, Inc., a management-consulting firm, and has served in this position since 1986. In this position, he serves as an advisor to boards of directors and executive management of a spectrum of operating businesses, both domestic and international. He previously served as President of Sara Lee Bakery Company and as President and CEO of Chef Pierre, Inc. Mr. Gray also serves as a member of the board of directors for a number of non-profit business enterprises and organizations, including Gordon Food Service, Inc.

James D. Ross, Esq. has served as a Director of Versus since April 1999. He is currently in the practice of law at Goldberg and Simpson of Louisville, Kentucky and is licensed in Kentucky and Michigan. Prior to that and since 1998, he was affiliated with Financial Investment Management Group (Traverse City, Michigan). From 1995 to 1998, Mr. Ross was Executive Vice President of Aegon, USA. Mr. Ross also serves as a member of the board of directors for a number of business enterprises and non-profit organizations.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF
GARY T. GAISSER, DAVID L. GRAY, JAMES D. ROSS, ESQ., AND JULIAN C. SCHROEDER.

There is no family relationship between any officers or directors nor are there any understandings among any officers or directors and any other person(s) pursuant to which any such officer or director was or is to be selected as such.


EXECUTIVE COMPENSATION

The following table sets forth the annual compensation paid to the designated Executive Officers of Versus during the fiscal years ended October 31, 2001, 2000, and 1999.

                     SUMMARY COMPENSATION TABLE


                                      Annual                  Long-Term
                                   Compensation              Compensation
                               ---------------------  -----------------------
                                                      Securities
Name and Principal    Fiscal                          Underlying  All Other
    Position           Year      Salary     Bonus       Options  Compensation
-------------------- --------- ---------- ----------  ----------- -----------
Gary T. Gaisser,
President and CEO
and Director           2001     $ 196,555               165,000   $ 5,897 (1)

Gary T. Gaisser        2000     $ 178,354   $ 62,500    269,000   $ 4,802 (1)

Gary T. Gaisser        1999     $ 161,959                36,000   $ 3,644 (1)

Henry J. Tenarvitz,
COO                    2001     $ 103,504                         $ 3,105 (2)

Henry J. Tenarvitz     2000     $  83,231   $ 25,000    155,000   $ 2,647 (2)

Henry J. Tenarvitz     1999     $  77,992   $  1,200    250,000   $ 2,137 (2)


(1) Represents Versus' contribution to Mr. Gaisser's 401(k) account pursuant to Versus' 401(k) Profit Sharing Plan.

(2) Represents Versus' contribution to Mr. Tenarvitz's 401(k) account pursuant to Versus' 401(k) Profit Sharing Plan.

Options

The following table sets forth the status and value of stock options granted to the designated Executive Officers during the fiscal year ended October 31, 2001:


                    Number of
                      Shares
  Name and          Underlying                                 Exercise
  Position            Option      Exercisable    Expiration      Price
-----------------  ------------  -------------  -------------  -----------
Gary T. Gaisser,
President and
CEO and Director    165,000 (1)     4-20-02        4-20-06      $0.135


(1) Option granted to Mr. Gaisser for Director services.

No options were exercised by any Executive Officer in fiscal 2001.


The following table sets forth the status and value of stock options held by the designated Executive Officers at October 31, 2001:


               Number of
                 Shares      Exercisable                           Value of
Name and       Underlying        at                    Exercise    Option at
Position         Option       10/31/01    Expiration    Price      10/31/01
-------------- ------------ ------------ ------------ ---------- -----------
Gary T.
Gaisser,
President and
CEO and
Director        165,000          -         04-20-06     $0.135      $   825

Gary T.
Gaisser         225,000        45,000      09-08-10     $0.325         -

Gary T.
Gaisser          44,000        44,000      04-14-05     $0.500         -

Gary T.
Gaisser          36,000        36,000      04-23-04     $0.165         -

Gary T.
Gaisser          36,000        36,000      04-24-03     $0.515         -

Gary T.
Gaisser       1,000,000     1,000,000      06-04-06     $0.375         -

Henry J.
Tenarvitz,
COO              80,000        16,000      09-08-10     $0.325         -

Henry J.
Tenarvitz        75,000        15,000      11-15-09     $0.117      $ 1,725

Henry J.
Tenarvitz       250,000       100,000      12-04-08     $0.401         -

Henry J.
Tenarvitz       108,580       108,580      04-23-08     $0.629         -


No options were exercised by any Executive Officer in fiscal 2001.

Employment Agreement

As of July 1, 1996, the Company and Mr. Gaisser entered into an Employment Agreement for a term of six years. Mr. Gaisser is employed at an initial base salary of $130,000 per year and receives a 10% annual increase during the term of the Employment Agreement. Mr. Gaisser is entitled to such further increases as shall be determined by the Board of Directors and is entitled to participate in other compensation and benefit plans of the Company.

The Employment Agreement may be terminated by the Company for "just cause," which is defined as "willful misconduct, embezzlement, conviction of a felony, habitual drunkenness, or excessive absenteeism not related to illness." The Employment Agreement provides that if Mr. Gaisser is not elected or appointed as President and Chief Executive Officer or as a member of the Board of Directors, is removed from any such office, the ownership and control of the Company changes, or if the principal place of the business is changed to a location more than 20 miles from Traverse City, Michigan, without Mr. Gaisser's consent, then Mr. Gaisser may give notice of termination, effective at the end of the month in which notice is given.
In addition, if Mr. Gaisser concludes that because of changes in the composition in the Board of Directors or material changes in its policies because of other events or occurrences of material fact he feels he can no longer properly and effectively discharge his responsibilities, then Mr. Gaisser may resign from his position upon the giving of sixty (60) days' prior written notice. In each case, such resignation shall be deemed constructive termination of Mr. Gaisser's employment by the Company, and Mr. Gaisser shall be entitled to payment of the remaining amounts payable to him under the Employment Agreement without any requirement of mitigation of damages.

Except in the event of constructive termination, Mr. Gaisser has agreed that during the term of the Employment Agreement and for two years thereafter, he will not compete with the Company. Upon any termination, Mr. Gaisser has agreed not to disclose the Company's confidential information or to solicit any employee of the Company for a two-year period.

Compensation of Directors

Effective April 20, 2001, each outside Director was awarded an option to purchase 330,000 shares of Versus' Common Stock for service on the Board from April 20, 2001, through April 20, 2002. Inside Directors were awarded an option to purchase 330,000 shares with 50 percent of the option to be granted upon attainment of certain revenue goals. Those revenue goals were not met and the option was adjusted automatically to 165,000 shares. The options vest and become exercisable on April 20, 2002. The exercise price for all such options is $0.135 per share, the fair market value of the Common Stock upon the date of grant.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1996, Versus moved its principal operating facilities to a building that is owned by Traverse Software Investment, LLC (TSI), a limited liability company controlled by the President and Chief Executive Officer of the Company. Versus is obligated under a five-year lease agreement commencing July 1, 2001, which requires aggregate total annual rents of $135,000, increasing 4% annually after the first year.

Between May 31, 1999, and August 18, 1999, Versus issued $3,000,000 in Prime Rate Secured Convertible Debentures, due April 30, 2004. Of the total debentures issued, $1,500,000 were purchased by a limited liability company, of which Mr. David L. Gray, a Director of Versus is the Managing Director.

In September 2000, Versus issued 230,000 shares of unregistered restricted common voting shares to Mr. David L. Gray, one of Versus' Directors, as compensation for the assistance provided by the Director with the execution of a Stock Purchase Agreement, Warrant Agreement, and a Non-Exclusive Patent License Agreement.

In February 2002, Mr. Gary T. Gaisser, the President and CEO and a Director of Versus, purchased 1,123,595 shares of the Company's Common Stock at a purchase price of $.089 per share, the fair market value of the Common Stock upon the date of purchase.

In February 2002, Mr. James D. Ross, a Director of Versus, purchased 2,250,000 shares of the Company's Common Stock at a purchase price of $.089 per share, the fair market value of the Common Stock upon the date of purchase.


           COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 furnished to Versus pursuant to Rule 16a-3(e) and written statements from Directors and Executive Officers that no report on Form 5 is due, no reporting person failed to file reports required under Section 16(a) of the Securities and Exchange Act of 1934 with respect to the Company's securities.


                       VERSUS TECHNOLOGY, INC.

                     REPORT OF AUDIT COMMITTEE

Overview

The Audit Committee is comprised of three directors, appointed by the Company's Board of Directors. The Audit Committee oversees all material aspects of the Company's financial reporting, control and audit functions, reviews the results of the independent auditors' audit of the Company's consolidated financial statements and recommends to the Board of Directors the selection of independent auditors. The scope and purpose of the Audit Committee is described more fully in the Company's Audit Committee Charter which was adopted in 2000 and which is provided in Versus' 2001 proxy statement as filed with the Securities and Exchange Commission in March 2001. During the fiscal year ended 2001, the Audit Committee met nine times in person or telephonically.

Independence of Audit Committee Members

The Company's Audit Committee meets the independence requirements as defined in the applicable listing standards and related rules of the Nasdaq Stock Market.

2001 Audit of the Company's Consolidated Financial Statements

Regarding the Company's audited consolidated financial statements as of and for the year ended October 31, 2001, the Company's Audit Committee has:

* Reviewed and discussed the audited consolidated financial statements with management;
* Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (as may be further modified or supplemented); and
* Received written disclosures from the independent auditors regarding the auditors' independence required by Independence Standards Board
   Statement No. 1 (as may be modified or supplemented), and discussed with the auditors the auditors' independence.

Based on the review and discussion above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's annual report on Form 10-KSB/A for 2001 filed with the Securities and Exchange Commission on January 23, 2002.

Services Performed by the Company's Auditors

For the year ended October 31, 2001, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $203,185, all of which related to auditing services. No other services were provided.

Audit Committee
Julian C. Schroeder, Chairman
David L. Gray
James D. Ross, Esq.


                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected BDO Seidman, LLP as the independent certified public accountants to the Company for the fiscal year ending October 31, 2002. The Company has been informed that neither BDO Seidman, LLP, nor any of its partners, has any direct financial interest or any material indirect financial interest in the Company or its subsidiary, nor has any of its partners acted in the capacity of promoter, underwriter, voting trustee, director, officer, or employee of the Company.

The Company has been advised by BDO Seidman, LLP that representatives of that firm are expected to be present at the Annual Meeting of Shareholders. Those representatives will have the opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions from Shareholders.


                          OTHER MATTERS

The Board of Directors is not aware of any other matters which will or may come before the Annual Meeting of Shareholders and which will require a vote of the Shareholders. However, if any additional matters are properly presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their judgment on such matters.



              DEADLINES WITH RESPECT TO SHAREHOLDER PROPOSALS
                   FOR THE 2003 ANNUAL MEETING

The date by which proposals of Shareholders intended to be presented at the Company's 2003 Annual Meeting (and in the Proxy Statement and Proxy relating to that meeting) must be presented to the Company is November 15, 2002.

At the Company's 2003 Annual Meeting, proxy holders will be allowed to exercise their discretion in voting on any Shareholder proposal not presented for inclusion in the Proxy Statement and Proxy relating to that meeting if such proposal is not presented to the Company by January 28, 2003.


                                       By Order of the Board of Directors
                                       Anne Kubo, Corporate Secretary































                     VERSUS TECHNOLOGY, INC.

                     2600 Miller Creek Road
                  Traverse City, Michigan 49684

   PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Gary T. Gaisser and Julian C. Schroeder and each of them, attorneys and proxies for the undersigned, with full power of substitution to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Versus Technology, Inc. (the "Company") to be held at the Bayshore Resort, 833 E. Front Street, Traverse City, Michigan 49686, on Friday, April 19, 2002, at 9:00 a.m., Eastern Daylight Time, and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as follows upon the following matters, which are described more fully in the accompanying Proxy Statement:

           (continued, and to be signed, on the other side)

                Please mark, sign, date, and return your
                       Proxy as soon as possible!

                    Annual Meeting of Shareholders
                        VERSUS TECHNOLOGY, INC.

                            April 19, 2002

            Please detach and mail in the envelope provided.
-------------------------------------------------------------------------
                           (see other side)

A /X/ Please mark your votes as in this example.

I authorize and instruct my proxies to:

1. [ ] VOTE FOR all nominees for       Nominees:          [ ] VOTE WITHHELD
   the Company's Board of Directors    Gary T. Gaisser    from all nominees
   listed at right;                    David L. Gray
   except that I WITHHOLD              James D. Ross
   AUTHORITY for the following         Julian C. Schroeder
   nominees (if any):
_____________________________
_____________________________
_____________________________
_____________________________

2. VOTE, at their discretion, upon such other business as may properly come before the meeting and all adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.


Signature ________________  ____________________ Dated __________, 2002
                          Signature if held jointly

Please sign exactly as your name appears above. When shares are held by joint tenants, all such joint tenants should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give your full title as such. If you are a corporation, please have the proxy signed in the full corporate name by the President or other authorized officer. If you are a partnership, please have the proxy signed in the partnership name by an authorized person.